EXHIBIT 32

Rule13a-14(b) Certification

In connection with the Quarterly Report of Spring Pharmaceutical Group, Inc. (the "Company") on Form 10-Q for the period ending September 30, 2018 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), each of the undersigned, in the capacities and on the dates indicated below, hereby certifies, pursuant to 18U.S.C. Section1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

November 13, 2018	By: /s/Yan Tinghe
Tinghe Yan, Chief Executive Officer (Principal Executive Officer)

November 13, 2018	By: /s/Chuanmin Li
Chuanmin Li, Chief Financial Officer (Principal Financial Officer)

Assigned original of this written statement required by Section 906 has been provided to Spring Pharmaceutical Group, Inc. and will be retained by Spring Pharmaceutical International Group, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.